Continental Materials Corporation Reports Audited 2012 Results

CHICAGO, IL -- (Marketwire - April 03, 2013) - Continental Materials Corporation (NYSE MKT: CUO) today reported net income from continuing operations of $3,408,000, $2.08 per share for the 2012 fiscal year on sales of $113,228,000. For the 2011 fiscal year, the Company reported a net loss from continuing operations of $1,878,000, $1.16 per share on sales of $107,206,000. Income from continuing operations before income taxes in 2012 was $5,152,000 including a $9,452,000 gain from the settlement of the lawsuit related to the disputed insurance claim involving the Company's Pikeview Quarry. Excluding this gain, the loss from continuing operations before income taxes in 2012 was $4,327,000 compared to a loss of $3,032,000 in 2011.

The higher sales are primarily attributable to the Concrete, Aggregates and Construction Supplies ("CACS") segment which reported a sales increase of $8,517,000 (26.9%) as local construction markets exhibited moderate improvement from depressed levels seen over the last three or four years. Sales in the Door and Evaporative Cooling segments increased slightly from the prior year. Sales in the Heating and Cooling segment were $3,265,000 (8.7%) lower in 2012 compared to 2011. Sales of furnaces and heaters fell by $4,163,000 (15%) from a strong sales year in 2011. Fan coil sales increased by $795,000 reflecting a modest improvement in a still slow commercial construction market.

The operating loss from continuing operations for 2012 was $3,724,000 compared to the operating loss of $2,288,000 in 2011. The decline in operating results was largely due to the lower sales of the Heating and Cooling segment and an unfavorable change in product mix from furnaces and heaters to fan coils which typically yield lower margins. Unit sales of furnaces and heaters were down in 2012 compared to 2011 in part due to some government-sponsored rehabilitation projects at multifamily dwellings that bolstered 2011 sales. Fan coil sales increased due to some improvement in a weak commercial construction market. Despite the higher sales of the CACS segment, there was no improvement in the operating results of the segment as intense price competition generally kept concrete prices low while cement prices increased. Aggregate margins were negatively impacted by a sales shift to lower priced products due to market demand, increased maintenance expenditures and the Pueblo gravel pit yielding a higher ratio of sand to rock compared to earlier years. The operating results in 2012 for the other two business segments were not substantially different compared to 2011.

Selling and administrative expenses were essentially the same in 2012 as in the prior year. Reduced litigation expenses associated with the settlement of the Pikeview Quarry insurance litigation were offset by higher legal fees in the Heating and Cooling segment, an increase in employee healthcare costs and some increases in compensation. As a percentage of consolidated sales, all selling and administrative expenses were 16.3% in 2012 compared to 17.2% in the prior year.

On December 13, 2012 the Company reached a settlement of a lawsuit filed by the Company against its insurance provider in November 2010. The suit was related to a business interruption and property damage claim resulting from a landslide at the Company's Pikeview Quarry in December 2008. The insurance company agreed to pay a gross amount of $13,100,000. The Company received $9,452,000 after paying $3,648,000 of contingent legal fees to its outside legal counsel. The net amount received ($9,452,000) is reported as non-operating income in 2012.

Net interest expense (exclusive of amortization of deferred financing costs) in 2012 was $556,000 compared to $558,000 in 2011. The weighted average interest rate on outstanding funded debt in 2012, including finance charges on letters of credit was approximately 6.9% compared to 5.2% in 2011. Excluding finance charges on letters of credit, the average interest rate on outstanding funded debt was 5.6% in 2012 compared to 5.2% in 2011.

The Company's effective income tax rate reflects federal and state statutory income tax rates adjusted for non-deductible expenses, tax credits and other tax items. The effective income tax rate related to the income from continuing operations in 2012 was 33.5% compared to a benefit of 38.1% related to the 2011 loss from continuing operations.

CAUTIONARY STATEMENT -- Statements in this document that are not historical facts are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is contained in the company's Annual Report on Form 10-K for the year ended December 29, 2012 filed with the Securities and Exchange Commission, as the same may be amended from time to time. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of the company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the company's ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                      CONTINENTAL MATERIALS CORPORATION
                       SUMMARY OF SALES AND EARNINGS

                            Three Months Ended            Year Ended
                        December 29, December 31, December 29, December 31,
                            2012         2011         2012         2011
                        ------------ ------------ ------------ ------------

Sales                   $ 29,919,000 $ 28,962,000 $113,228,000 $107,206,000

Operating (loss) income   (1,396,000)    (387,000)  (3,724,000)  (2,288,000)

Interest expense, net       (155,000)    (166,000)    (616,000)    (763,000)

Net proceeds from
 settlement of
 insurance claim
 litigation                9,452,000           --    9,452,000           --

Other (expense) income        (5,000)      (6,000)      13,000       19,000
                        ------------ ------------ ------------ ------------

Income (loss) from
 continuing operations
 before income taxes       7,896,000     (559,000)   5,125,000   (3,032,000)

(Provision) benefit for
 income taxes             (2,742,000)     234,000   (1,717,000)   1,154,000
                        ------------ ------------ ------------ ------------

Net income (loss) from
 continuing operations     5,154,000     (325,000)   3,408,000   (1,878,000)

Loss from discontinued
 operation net of
 income taxes                (10,000)     (26,000)     (19,000)     (70,000)
                        ------------ ------------ ------------ ------------

Net income (loss)       $  5,144,000 $   (351,000)$  3,389,000 $ (1,948,000)
                        ============ ============ ============ ============

Basic and diluted
 earnings (loss) per
 share:
  Continuing operations $       3.15 $       (.20)$       2.08 $      (1.16)
  Discontinued
   operation                    (.01)        (.02)        (.01)        (.04)
                        ------------ ------------ ------------ ------------
                        $       3.14 $       (.22)$       2.07 $      (1.20)
                        ============ ============ ============ ============

Weighted average shares
 outstanding               1,634,000    1,623,000    1,634,000    1,617,000
                        ============ ============ ============ ============

CONTACT:
Mark S. Nichter
(312) 541-7207